UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2008
LEVITT CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	001-31931	11-3675068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 958-1800
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     The 2008 annual meeting of shareholders of Levitt Corporation (the “Company”) has been scheduled for May 20, 2008. Because this date is more than 30 days before the anniversary date of the Company’s 2007 annual meeting of shareholders, pursuant to the Amended and Restated By-laws of the Company, as amended (the “By-laws”), to be timely, written notice from a shareholder interested in bringing business before the Company’s 2008 annual meeting of shareholders or nominating a candidate to serve on the Board of Directors of the Company must be received at the Company’s main offices at 2200 West Cypress Creek Road, Fort Lauderdale, Florida 33309 by 5:00 p.m., Eastern time, on March 7, 2008. Any such written notice must be directed to the attention of the Company’s Secretary and comply with the applicable advance notice procedures set forth in Sections 14 and 15 of Article I of the By-laws.
     In addition, shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company’s proxy materials for the Company’s 2008 annual meeting of shareholders must be received at the address noted above by 5:00 p.m., Eastern time, on March 7, 2008. Any such proposal must be directed to the attention of the Company’s Secretary and comply with all applicable Securities and Exchange Commission rules and regulations regarding the inclusion of shareholder proposals in the Company’s proxy materials.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVITT CORPORATION
Date: February 26, 2008	By:	/s/ Patrick M. Worsham
		Name:	Patrick M. Worsham
		Title:	Acting Chief Financial Officer

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